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EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements, File Nos. 333-67776, 333-08537 and 333-29947 (all filed on Form S-8).

ARTHUR ANDERSEN LLP

San Jose, California
January 28, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS